UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2005
HUB INTERNATIONAL LIMITED
(Exact name of Registrant as specified in its charter)
Canada
(State or Other Jurisdiction of Incorporation)

1-31310	36-4412416
(Commission File Number)	(I.R.S. Employer Identification Number)

55 East Jackson Boulevard, Chicago, Illinois 60604
(877) 402-6601
(Address of principal executive offices and telephone number, including area code)
n/a
(Former name or former Address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 2.04.     Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On September 29, 2005, Hub International Limited (the “Company”) borrowed U.S. $10 million from Bank of Montreal under its existing unsecured $75 million credit facility. The loan was made in order to temporarily fund part of the cost of the acquisition by the Company’s subsidiary, Hub U.S. Holdings, Inc., of Personal Lines Insurance Brokerage, Inc. from The Chubb Corporation on October 1, 2005.
The Company repaid the $10 million loan in full on October 4, 2005. The loan bore interest at the bank’s U.S. rate, which was 7.25% on September 29, 2005, plus 1.00%.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date:   October 5, 2005

HUB INTERNATIONAL LIMITED
By:	/s/ Marianne D. Paine
	Name:	Marianne D. Paine
	Title:	Chief Legal Officer